Annual Report

Cover Page

Name of issuer:

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.)

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: FL

Date of organization: 10/9/2008

Physical address of issuer:

1776 Pine Island Road, Suite 316
Plantation FL 33322

Website of issuer:

http://jamesfchyde.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,144,183.00	$536,491.00
Cash & Cash Equivalents:	$60,858.00	$29,417.00
Accounts Receivable:	$39,891.00	$69,908.00
Short-term Debt:	$1,127,321.00	$520,704.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$75,319.00	$50,255.00
Cost of Goods Sold:	$40,946.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($639,500.00)	($415,581.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.)

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
James R. Hyde	Co-Vice Chairman of the Board	Senior Director of Intercontinental Exchange	2010
Ron Miller	CEO, President, & Co Vice Chairman	Epec Holdings Inc.	2011
Steven Vanechanos	Executive Chairman	Epec Holdings Inc	2009
Glenn Pohs	Director	Managing Partner of Pohs Capital, LLC	2012
Brian Van Flandern	Director	Author	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ron Miller	CEO	2011
Ron Miller	President	2011
Ron Miller	Co-Vice Chairman	2011
Steven Vanechanos	Executive Chairman	2009
Steven Relis	CFO and Treasurer	2008
Steven W. Heller	Secretary	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The proceeds of the Offering may be insufficient. The Company believes that the maximum offering amount of $255,000 will be sufficient to fund the Company's operations and further development and investment in the sorghum supply chain and production cycle. However, if management's assumptions are incorrect, or if budgeted amounts are inadequate due to cost overruns, increased operating costs, or unexpected developments, the proceeds of the Offering may be insufficient for such purpose. In such event, we would likely require additional capital investment or debt financing to fund the above-referenced needs, and there can be no certainty that we would then be able to obtain funding on favorable terms or at all. If additional capital is needed and either unavailable or cost prohibitive, our operations and growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion or reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital our existing shareholders may experience dilution and the new securities may have rights, preferences and privileges senior to those of our common stock.

We have not prepared any audited financial statements of the Company. Regulation Crowdfunding does not require us to provide audited financials in this offering. Therefore, you have no audited financial information regarding the Company's capitalization or assets or liabilities on which to make your investment decision. If you feel the information provided is insufficient, you should not invest in the Company.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

The Securities are being offered pursuant to certain exemptions from registration for crowdfunding transactions and if any of the requirements for the exemption are violated, the Company and the investors may become subject to liability under the Securities Act of 1933, as amended, and other federal and state securities laws. The Securities are being offered pursuant to an exemption from registration, which is available for crowdfunded offerings. Specifically, issuers may only sell up to approximately $1 million worth of securities within a twelve-month period. Investors in a crowdfunding offering may invest no more than their individually permitted amount within a twelve-month period. In order to avail itself of the exemption from registration, the Company must also sell the Securities through a qualified broker or funding portal. If any of the conditions for the exemption are violated, the Investors and Company may have exposure to liability under federal and state securities laws.

Negative events in the crowdfunding industry may subject the Company to reputational harm, or increased regulatory oversight, increasing the risk of financial liability and additional compliance requirements resulting from adverse regulatory actions. Any highly-publicized events or regulatory inquiries concerning potential fraudulent offerings or other schemes designed to harm investors through crowdfunding can be expected to result in negative publicity for crowdfunded companies, increased scrutiny and oversight of companies that avail themselves of the crowdfunding exemption, as well as potential new rules and regulations. This may make it more difficult to succeed with the Company's business plan or attract new investors and may result in an increase in operational and compliance costs or otherwise limit the Company's ability to engage in certain activities. We may also be adversely affected as a result of new or revised legislation or regulations imposed by the Securities and Exchange Commission, other U.S. governmental regulatory authorities, the Financial Industry Regulatory Authority or other self-regulatory organizations that supervise the financial markets in general. This could impact our ability to conduct its business with third parties, obtain future financing and could decrease the pool of potential investors seeking to participate in any future crowdfunding offerings.

There is uncertainty about the Jumpstart Our Business Startups Act of 2012, including Regulation Crowdfunding, and its interpretation and implementations remain to be tested. We are relying on a newly created financing program (equity crowdfunding). The application of the crowdfunding exemptions and its implementation and interpretation remains to be fully tested. As a result, potential investors will not have the benefit of relying on precedent in making their investment decision and will face some uncertainty about the validity of their investment. In the event the Securities and Exchange Commission determines that we incorrectly interpreted the crowdfunding exemption in this crowdfunded offering, we may be required to offer rescission rights for these securities and this crowdfunded offering and our financial condition may be in jeopardy.

The Company is a holding company with limited operating history. We may never successfully execute our business plan and, as a result, you will lose your entire investment amount. Epec is a holding company whose subsidiaries are early stage companies with limited operating history. To date, our primary focus has been on strategic investments in the sorghum supply chain. We recently entered the market for alcohol beverages with a new product, Sorgho Whiskey®. In doing so, we may fail to successfully market and promote our business, develop our products or manage growth. Successfully marketing and promoting our product is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. Accordingly, you should consider the Company's prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Investors should carefully consider the risks and uncertainties that a new company with little or no operating history will face. In particular, potential investors should consider that there is a significant risk that we will not be able to: (i) implement or execute our current business plan, or our business plan is sound; (ii) maintain our anticipated management and advisory team; (iii) raise sufficient funds in the capital markets to effectuate our business plan; (iv) control the costs of growing the business; and/or (v) attract, enter into or maintain contracts with, vendors, suppliers, and distributors. If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in the Company.

The Company has limited operating history upon which you can base your investment decision. We are an early stage venture and therefore has a limited history of performance, financials and experience managing growth for you to base your investment decisions. Our ability to generate sufficient revenue will depend upon whether we can further develop and commercialize our current products and make the transition from a start-up to an operating company. The Company's assumptions and expectations regarding our ability to market our services and products, develop our technology and compete with large competitors may be incorrect and as such we may have difficulty growing the Company.

We depend on our independent wholesale distributors to distribute our products. The failure or inability of any of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations. We are required by law to use state-licensed distributors or, in certain states known as "control states," state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in Florida, New York, New Jersey, Kansas, Massachusetts, California, Texas, Illinois, Nevada and Wyoming. If we fail to develop and maintain good relations with distributors, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors' ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

We depend on a third-party suppliers to maintain the quality and cost of our products, including Sorgho Whiskey®. Jersey Artisan Distillery (the "Distillery"), a subsidiary of Epec Holdings, is dependent on third-party suppliers for key ingredients such as Sorghum Syrup, packaging materials and production inputs, and its use of natural ingredients exposes it to weather and crop reliability. In addition, since the Distillery's production relies on the use of agricultural products, many outside factors, including weather conditions, farmers' rotation of crops, pests, government regulations and legislation affecting agriculture, could affect quality, price and supply. Our product is also exposed to the quality of the crops of agricultural products each year, and significant failure of a crop would adversely affect its costs. Further, if suppliers increase their prices, we may not have alternative sources of supply and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Any termination or an adverse change in the terms of these supplier relationships could have a negative impact on our business.

We have a name and logo that are not well known. Our distributor's ability to sell our brand depends on the ready acceptance by the consuming public of a trade/brand name and logo of a new spirit category–Sorgho Whiskey®. Further, any products or brands we may develop in the future are unlikely to have established extensive recognition. Competitors have developed well-known trade/brand names and logos that have, and may continue to have, superior recognition in the relevant marketplace. There can be no assurance that our product will be well received by the consuming public and relevant markets.

The Company's obligations pursuant to future debt obligations could impair its liquidity and financial condition. The Company will require additional financings and may incur substantial debt in the future to fund all or part of its capital requirements. Any future debt obligations would impact our ability to satisfy our other obligations, execute our business plan, and raise additional working capital, if needed. As a result, we would be more vulnerable in the event of a downturn in our business prospects and have limited ability to react to changes in the Company's industry. Further, we could be forced, in the event we were to default under any such loan agreement subjecting our assets to foreclosure, to seek protection under bankruptcy laws, which could harm our future operations and overall financial condition.

Substantial disruption to production at our manufacturing and distribution facilities could occur. A disruption in production at the Distillery's manufacturing facility, or a disruption at the facilities of the Distillery's suppliers or distributors, some of whom may also be Affiliates to the Company, could adversely affect the Distillery's business, results of operations and financial condition. A disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect the Distillery's business, results of operations and financial condition.

The Distillery is subject to governmental regulations affecting distilleries and tasting rooms. Federal, state and local laws and regulations govern the production, distribution, and sale of spirits, including permitting, licensing, trade practices, labeling, advertising and marketing, distributor relationships, and various other matters. To operate its production facilities, the Distillery must obtain and maintain numerous permits, licenses and approvals from various governmental agencies, including the Alcohol and Tobacco Tax and Trade Bureau, the Food and Drug Administration, state alcohol regulatory agencies and state and federal environmental agencies. A variety of federal, state and local governmental authorities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. The Distillery's tasting room is subject to alcohol beverage control regulations that require the Distillery to maintain a license that may be revoked or suspended for cause at any time. These alcohol beverage control regulations relate to numerous aspects of daily operations of Distillery's tasting room, including minimum age of patrons and employees, hours of operation, advertising, trade practices, inventory control and handling, storage and dispensing of alcohol beverages. Noncompliance with such laws and regulations may result in revocation of the applicable license or permit (thereby restricting the Distillery's ability to conduct business), assessment of additional taxes, interest and penalties, or the imposition of significant fines.

We are offering Convertible Notes and not direct equity interests in the Company. The Convertible Notes will convert into equity securities in the event that the Company: 1) sells Equity to outside investors where we raise at least $1 Million; 2) we sell all the company's assets, merge with another company or are taken over by another company; 3) the Convertible Note's Maturity Date is realized; or 4) initial public offering. This means that investors will have to wait until a conversion event occurs to know what size stake they have in the company, or what its value might be as assessed by outside investors.

Investors in the Convertible Notes will have no voting rights, even upon conversion of the Securities into CF Shadow Series Securities. Investors will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Series Securities. Upon such conversion, CF Shadow Series Security holders will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Series Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. Thus, Investors will never be able to freely vote upon any director or other matters of the Company. Only those willing to entrust all decisions to others should invest.

The Distillery's licenses are subject to revocation. The Distillery, and its products, are regulated and licensed at the federal and state levels. Revocation of federal licensing would force the Distillery to cease its current operations. Revocation of licensing by a state could force the Distillery to cease sales and marketing in that state.

We are at risk because we do not have a diversified merchandise mix. The great majority of our assets will be committed to developing and marketing a single product in a single industry under a single brand – James FC Hyde® Sorgho Whiskey®. Accordingly, because we have few other assets or products that could spread the risk of investment, our profitability will depend on the success of our sales of products under our brand name. We may, at any time, elect to discontinue use of the Sorgho Whiskey® brand name or change our products, services, or concepts.

If retailers and consumers are not willing to accept our product and pricing, we will be unable to grow our business. Our business depends largely upon the acceptance of our product by potential distributors, retailers and consumers. If we are unable to successfully market our product to these groups, we will be unable to grow our business and may face bankruptcy. A significant or sustained decline in volume or selling price of rum, whiskey and bourbon brands would likely have a negative effect on our growth and our stock price. Should we not be successful in our efforts to maintain and increase the relevance and acceptance of our brand in the minds of today's and tomorrow's consumer, our business and operating results could suffer.

Securities with superior rights may be offered in the future. In the future, it is likely that the Company will issue securities with rights superior to those associated with the securities purchased in the current round of funding. Those rights could include, but will not necessarily be limited to, the right to receive dividends, the right to participate in management, the right to receive preferential distributions on the sale of the Company, the right to be protected from dilution, and preemptive rights.

Demand for our product may be adversely affected by many factors, including changes in consumer preferences and trends. Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers' willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products, branding, and product innovations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business. Many factors may prevent us from competing successfully. We compete on the basis of product taste, quality and composition, brand image, price, service, and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.
We will be competing with many large, entrenched producers who are resistant to change and new entrants into the market. Many of our competitors have established market acceptance and have far greater financial resources, experience, proven operating histories and larger staffs than we do. Our competitors may develop products that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. We expect to face strong competition from both well-established spirits companies and small, independent producers.

Our business is subject to many regulations and noncompliance is costly. The production, marketing and sale of alcoholic beverage products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, our operating partners may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Further, any legal or regulatory actions relating to the Company or its operating partners' current or past business operations, including employee actions, licensing, disclosure, sales practices, regulatory compliance and compensation agreements, tax liabilities, or governmental or administrative investigations and proceedings in the context of the Company's regulated sectors of activity, could materially adversely affect our results of operations and financial conditions. Any adverse publicity associated with any noncompliance may further damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

There is no public trading market for the Securities and none may develop. There is no public or private market for the Securities or for any other securities we may issue and there can be no assurance that any such market would ever develop. There is, therefore, no assurance that the Securities can be resold at all, or near the offering price. Each Purchaser will be required to represent that he or she is acquiring such Securities for investment and not with a view to distribution or resale, that he or she understands that the Securities are not freely transferable and, in any event, that he or she must bear the economic risk of an investment in the Securities for an indefinite period of time because the Securities have not been registered under the Act or applicable state securities laws. The Securities cannot be resold unless they are subsequently registered or an exemption from registration is available.

The Company's securities will not be transferable for a period of one year, other than in limited circumstances. The Company's securities are subject to restrictions on transfer. You will not be able to transfer the Company's securities for a period of one year from the date of purchase, subject to limited exceptions including transfers to the Company, to an accredited investor, to a member of your family or in connection with death or divorce or other similar circumstances, in the discretion of the Commission or in an offering registered with the Securities and Exchange Commission. Thus, you should be prepared to hold any securities you purchase in this offering subject to these restrictions.

Although dependent on certain key personnel, we do not have any key man life insurance policies on such persons and does not intend to obtain such insurance in the near future. The Company is dependent upon our founders, executives, and key employees in order to conduct its operations and execute its business plan. In particular, we rely on the skills and expertise of our Master Distiller, Brant Braue, whom we believe is one of the most experienced distillers of sorghum molasses in the world, and his knowledge of our business and industry would be difficult to replace. If Mr. Braue, or one of our other founders, executive officers or significant employees terminates their relationship with the Company, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our business objectives. Further, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disabilities. Therefore, in the event of death or disability of key persons, the Company will not receive any compensation and the loss of their services will negatively affect the Company and its operation.

Investors will not be entitled to any inspection rights or information other than those required by Regulation Crowdfunding. You will not have the right to inspect the books and records of the Company or receive financial or other information beyond what is required by Regulation Crowdfunding as convertible note holders are not considered shareholders. Other equity holders may have such rights. Regulation Crowdfunding requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put convertible note holders at a disadvantage compared to other security holders.

Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio. Our business and prospects depend, in part, on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties' rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

The price of the securities and other terms of the offering have been arbitrarily determined by the Company. The offering price for the Securities has been determined solely and arbitrarily by the Company. No independent studies with respect to feasibility, management or marketing by a disinterested person have been considered in determining the Company's capital requirements or plans of operations. Therefore, there can be no assurance that the capital raised will be adequate for the execution of our business plan and the other objectives of the Company or that additional capital will not be required in the future.

The price at which you purchase the Securities may not be indicative of the value of our Company. You may be unable to sell your Securities at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Without a public market, the value of the Company and the value of the Securities may fluctuate significantly in the future. The trading price, if any, of the securities upon conversion to equity that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you pay. Any of the risks described herein, or otherwise, could have a material adverse effect on our sales and profitability and the value of our common stock. In addition, economic conditions around the world and especially the United States as a whole, could have a negative impact on our results of operations. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period and we may not experience revenue growth or profitability on a quarterly or an annual basis.

Although our financial statements have been prepared on a going concern basis, we must raise additional capital to fund our operations in order to continue as a going concern.
Artesian CPA, LLC, our independent registered public accounting firm for the fiscal year ended December 31, 2017, has included an explanatory paragraph in their opinion that accompanies our reviewed consolidated financial statements as of and for the year ended December 31, 2017 and 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. Our ability to remain in business is reliant on either generating sufficient cash flows, raising additional equity or debt capital, or likely a combination of the two. Even if targeted funds are raised, it is likely that we will need to raise additional funds in the near future and we cannot provide any assurance that we will be successful in doing so.

The offering materials may include forward looking statements but there can be no assurance that the results and events contemplated by forward-looking statements will, in fact, transpire. Forward-looking statements can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond the Company's control. Actual results could differ significantly from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in offering materials will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements.

Investing in startups companies is highly speculative (risky). The following is not intended to be a comprehensive list nor a substitute for discussing the risks of specific investment opportunities with your professional advisors, including your legal, tax and financial advisors. We also encourage you to read the Securities and Exchange Commission's Investor Bulletin which provides important information to investors interested in investing in crowdfunding offerings SEC Investor Bulletin: Crowdfunding YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT WITHOUT A CHANGE IN YOUR LIFESTYLE.

Nevada Market Development Tethered to Untested Device

A substantial portion of present and future sales in the critically important Nevada market are tethered to a coffee dripping device being used as a James FC Hyde Sorgho Whiskey cocktail mixer capable of making a practical and consistent quality Old Fashioned (or other whiskey cocktails). We have limited experience with the device with but a single successful deployment with it. Should the device be unable to function as we anticipate, it will have an adverse effect on Southern Glazer's Wine and Spirits in Nevada.

Ron Miller is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

James R. Hyde is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Glenn Pohs is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Steven Relis is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Steven W. Heller is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Brian Van Flandern is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company is a party in a dispute with a former Jersey Artisan vendor. A suit has been filed in a county court.

The Company is a party in a dispute with a former partner in Jersey Artisan. No suit has been filed.

The Company believes the claims are without merit, has retained counsel and is vigorously defending against the claims.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Shadow Common B	20,000,000	6,286,614	No
Preferred	5,000,000	0	No
Common A	200,000,000	106,389,725	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	699500
Options:	0

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	10/20/17
Amount	$222,354.00
Interest rate	3.0% per annum
Discount rate	0.0%
Valuation cap	$3,600,000.00
Maturity date	08/26/18

Converts to equity upon maturity date. Multiple tranches with multiple maturity dates. In addition to Aug 26, Nov 22, 30 & Dec 8 of 2018 are all maturity dates. Tranche sizes are $123,028, $88,338, $10,093 & $1,250 respectively.

Convertible Note

Issue date	04/30/18
Amount	$297,550.00
Interest rate	3.0% per annum
Discount rate	0.0%
Valuation cap	$4,812,500.00
Maturity date	04/30/19

Early bird discount of 20% was in place for first 30 days cap was $3,850,000

Convertible Note

Issue date	07/31/18
Amount	$53,500.00
Interest rate	3.0% per annum
Discount rate	0.0%
Valuation cap	$4,500,000.00
Maturity date	08/01/20

Converts to straight voting Common shares

Convertible Note

Issue date	11/30/18
Amount	$182,600.00
Interest rate	3.0% per annum
Discount rate	0.0%
Valuation cap	$5,750,000.00
Maturity date	11/30/18

Cap increased to 7,187,500 after EB discount. The company intends to use the modification process contained in the note to seek a reduction in valuation from $7.1875 million to $6.25 million.

The Company's debt consists of $520,704 of convertible notes, accounts payable to vendors and to officers for compensation totaling $259,600, a loan from a director, Glenn Pohs, in the amount of $25,000, plus accrued interest of $5,966. The convertible notes automatically convert to equity upon maturity date (Aug 2018 - April 2019). The loan from Mr.Pohs was issued on August 12, 2015, and is without a maturity date. It is earning 10% annually and has accrued $5,966 in interest. As a result of the loan, the Company agreed to extend the expiration date and reduce the strike price of approximately 700,000 warrants. The expiration date was extended to Dec 31, 2020, and the strike price was reduced to $.05 per share. The $20,000 per month burn rate represents fixed costs in operating Jersey Artisan Distilling plus D & O liabilities insurance (approx. $1,000 per month) plus reimbursed officers promotional and advertising expenses. Approximately $5,000 per month is discretionary expenses (in that it is not a fixed commitment). It is, however, cash being spent on essential brand building, marketing, advertising, and promotional activities. Officers are due a combined compensation of $10,000 per month. As of December 31, 2017 compensation of $259,600 is due to officers. Such amounts are payable upon demand and have no set payment terms and are not evidenced by a promissory note, The remaining debts consist of accounts payable which includes $14,896 representing unpaid expense reimbursements, to director, Glenn Pohs.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$41,278	General operations
3/2017	Section 4(a)(2)	Priced Round	$356,275	General operations
10/2017	Regulation Crowdfunding	Convertible Note	$222,354	General operations
4/2018	Regulation Crowdfunding	Convertible Note	$297,550	General operations
7/2018	Regulation D, Rule 506(b)	Convertible Note	$53,500	General operations
11/2018	Regulation Crowdfunding	Convertible Note	$182,600	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On August 12, 2015, one of the Company's directors, Glenn Pohs advanced $25,000 to pay for various activities of the Company. Such amounts are payable upon demand and accrue interest at 10% per annum. As of December 31, 2017 accrued and unpaid interest totaled $5,966.

As a result of the loan the Company agreed to extend the expiration date and reduce the strike price of approximately 700,000 warrants. The expiration date was extended to Dec 31, 2020 and the strike price was reduced to $.05 / share.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Sorghum is the primary ingredient of history's oldest and most popular spirit, Chinese Baijiu, and now we're using it to make a brand new type of American whiskey the world has never tasted. James F.C. Hyde Sorgho® Whiskey's unique combination of flavor and aroma notes delight the palate, whether neat, on the rocks, in classic cocktails like a Manhattan or to inspire new world class cocktails. But don't just take our word for it–The Whiskey Wash gave us a 5/5 rating, a best in category.

To pioneer a new category of American whiskey that rivals bourbon and rye. We believe sorghum will revolutionize the liquor industry, and we plan to lead the charge. Our team is led by a world renowned mixologist and business executives who have built multi-million dollar businesses. Sorgho Whiskey is already distributing in 10 states, including the 4 largest US spirits markets of CA, TX, FL and NY, and we're planning to launch in 3 more major states this year.

Milestones

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.) was incorporated in the State of Florida in October 2008.

Since then, we have:

- Over $2.5 million invested from over 1,000 investors in nearly a decade to get to this point in our development.
- Distribution in 10 U.S. state including the 4 largest US spirits markets of CA, TX, FL and NY.
- Case volume of James FC Hyde Sorgho Whiskey nearly tripled in 2018 vs 2017. Q4 2018 case volume exceeded ALL of 2017.
- Two year term of 6% Convertible Note offers investors 6% capital appreciation of invested capital per year for two years, and two years of risk mitigating conversion price protection.
- "Best in category" and 5/5 rating from The Whiskey Wash
- Partnerships with America's sorghum growers. including National Sorghum Producers and United Sorghum Checkoff Program
- Major investment in Delta BioRenewables, resulted in a royalty free technology license granting access to all sorghum planting, harvesting and processing technology developed by DBR over the last decade of its operation. When paired with our Sorgho Whiskey trademark affords us proprietary, defensible competitive advantages.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $75,319 compared to the year ended December 31, 2017, when the Company had revenues of $50,255. Our gross margin was 45.64% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,144,183, including $60,858 in cash. As of December 31, 2017, the Company had $536,491 in total assets, including $29,417 in cash.
- *Net Loss.* The Company has had net losses of $639,500 and net losses of $415,581 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,127,321 for the fiscal year ended December 31, 2018 and $520,704 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $1,768,775 in equity and $756,109 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 4 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.) cash in hand is $60,858, as of December 2018. Over the last three months, revenues have averaged $16,000/month, cost of goods sold has averaged $6,000/month, and operational expenses have averaged $30,000/month, for an average burn rate of $20,000 per month. Our intent is to be profitable in 18 months.

On May 17, 2018 we acquired Jersey Artisan Distilling - the distillery that makes James FC Hyde Sorgho Whiskey. The results of its operations will be consolidated into Epec's.

Revenues continue to rise at a rapid pace. Expenses remain relatively flat. Inventory buildup is a substantial use of cash until we can use debt to finance it.

We expect revenues to continue to climb and expenses to remain relatively flat resulting in greater contribution margin and lower cash burn rate. However as sales grow, barreled inventory must age in advance of sales so its maturity coincides with increases in demand.

We've raised approx. $2.5 million since 2010 of which approx $700K was through reg CF crowdfunding and the remainder was Reg D private placements.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://jamesfchyde.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Brian Van Flandern
- Glenn Pohs
- James R. Hyde
- Ron Miller
- Steven Relis
- Steven Vanechanos
- Steven W. Heller

Appendix E: Supporting Documents


AMERICAN-GROWN SWEET SORGHUM.
Like No Other

EPEC - JAMES F.C. HYDE SORGHO WHISKEY

2018 Report

Dear investors,

We made major strides in 2018. We completed the acquisition of jersey Artisan Distilling - the producer of James FC Hyde Sorgho Whiskey. We nearly tripled orders vs 2017,
AND simultaneously increased our supply of aging Sorgho Whiskey inventory from under $500,000 (at wholesale value) to over $600,000. We entered key markets of California, Texas and Florida (the top three spirits markets in U.S.). California and Texas are demonstrating early market traction fueling our growth rate. Looking forward into 2019, while we love Reg CF and truly believe having a large number of committed and loyal owners / investors is an operating asset, a priority for 2019 will be to attract a strategic institutional investor.

We need your help!

With James FC Hyde Sorgho Whiskey being a consumer brand, our owners can support us, the way they've been doing. Financial support through continued investments and product purchases. Distribution channel support through strategic purchases. And general brand support through advocacy with friends and family. Because our Sorgho Whiskey(R) is literally a whiskey like no other, it's vitally important that our owners educate friends family, etc on the virtues and goodness of our whiskey.

Sincerely,

Steve Vanechanos
Executive Chairman of the Board

Brian Van Flandern
Board of Directors - Strategic Industry Relations

James Hyde
Vice Chairman of the Board

Ron Miller
Co-Vice Chairman

Glenn Pohs

Our Mission

To pioneer a new category of American whiskey that rivals bourbon and rye. We believe sorghum will revolutionize the liquor industry, and we plan to lead the charge. Our team is led by a world renowned mixologist and business executives who have built multi-million dollar businesses. Sorgho Whiskey is already distributing in 10 states, including the 4 largest US spirits markets of CA, TX, FL and NY, and we're planning to launch in 3 more major states this year.

See our full profile

How did we do this year?

Report Card

B+

The Good

Completed the acquisition of Jersey Artisan Distilling, the company that produces James FC Hyde Sorgho Whiskey.

We entered California, Texas and Florida markets, the three largest in the US. CA & TX showing early strength

Raised over $500K and increased our owner / investor community to over 950

The Bad

The acquisition took longer and used more cash than we anticipated.

The Florida & Nevada markets are under performing

We were trying to raise $750,000 and came up nearly $250,000 short

2018 At a Glance

January 1 to December 31



$$$$

$75,319 +50%
Revenue



-$639,500
Net Loss



IOU!

$1,127,321 +116%
Short Term Debt



$533,650
Raised in 2017



$60,858
Cash on Hand

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Sorghum is the primary ingredient of history's oldest and most popular spirit, Chinese Baijiu, and now we're using it to make a brand new type of American whiskey the world has never tasted. James F.C. Hyde Sorgho® Whiskey's unique combination of flavor and aroma notes delight the palate, whether neat, on the rocks, in classic cocktails like a Manhattan or to inspire new world class cocktails. But don't just take our word for it–The Whiskey Wash gave us a 5/5 rating, a best in category.

To pioneer a new category of American whiskey that rivals bourbon and rye. We believe sorghum will revolutionize the liquor industry, and we plan to lead the charge. Our team is led by a world renowned mixologist and business executives who have built multi-million dollar businesses. Sorgho Whiskey is already distributing in 10 states, including the 4 largest US spirits markets of CA, TX, FL and NY, and we're planning to launch in 3 more major states this year.

Milestones

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.) was incorporated in the State of Florida in October 2008.

Since then, we have:

- Over $2.5 million invested from over 1,000 investors in nearly a decade to get to this point in our development.
- Distribution in 10 U.S. state including the 4 largest US spirits markets of CA, TX, FL and NY.
- Case volume of James FC Hyde Sorgho Whiskey nearly tripled in 2018 vs 2017. Q4 2018 case volume exceeded ALL of 2017.
- Two year term of 6% Convertible Note offers investors 6% capital appreciation of invested capital per year for two years, and two years of risk mitigating conversion price protection.
- "Best in category" and 5/5 rating from The Whiskey Wash
- Partnerships with America's sorghum growers. including National Sorghum Producers and United Sorghum Checkoff Program

- Major investment in Delta BioRenewables, resulted in a royalty free technology license granting access to all sorghum planting, harvesting and processing technology developed by DBR over the last decade of its operation. When paired with our Sorgho Whiskey trademark affords us proprietary, defensible competitive advantages.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $75,319 compared to the year ended December 31, 2017, when the Company had revenues of $50,255. Our gross margin was 45.64% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,144,183, including $60,858 in cash. As of December 31, 2017, the Company had $536,491 in total assets, including $29,417 in cash.
- *Net Loss.* The Company has had net losses of $639,500 and net losses of $415,581 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,127,321 for the fiscal year ended December 31, 2018 and $520,704 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $1,768,775 in equity and $756,109 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 4 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.) cash in hand is $60,858, as of December 2018. Over the last three months, revenues have averaged $16,000/month, cost of goods sold has averaged $6,000/month, and operational expenses have averaged $30,000/month, for an average burn rate of $20,000 per month. Our intent is to be profitable in 18 months.

On May 17, 2018 we acquired Jersey Artisan Distilling - the distillery that makes James FC Hyde Sorgho Whiskey. The results of its operations will be consolidated into Epec's.

Revenues continue to rise at a rapid pace. Expenses remain relatively flat. Inventory buildup is a substantial use of cash until we can use debt to finance it.

We expect revenues to continue to climb and expenses to remain relatively flat resulting in greater contribution margin and lower cash burn rate. However as sales grow, barreled inventory must age in advance of sales so its maturity coincides with increases in demand.

We've raised approx. $2.5 million since 2010 of which approx $700K was through reg CF crowdfunding and the remainder was Reg D private placements.

Net Margin: -849%

Gross Margin: 46%

Return on Assets: -56%

Earnings per Share: -$5,709.82

Revenue per Employee: $75,319

Cash to Assets: 5%

Revenue to Receivables: 189%

Debt Ratio: 99%

EPEC_Holdings_Inc_12-31-18_and_17_unaudited_Income_Statement.pdf

EPEC_Holdings_Inc_12-31-18_and_17_unaudited_Balance_sheet.pdf

We ❤ Our 412 Investors

Thank You For Believing In Us

Barnaby Zelman
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Mike LOHN
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Martin De Venuta
David Byrd
Charles T Housholder
Curt Carey
David Lerner
David Wimmer
Jason Bryant
Scott A Herberg
Darrel Hollister

Thank You!

From the Epec - James F.C. Hyde Sorgho Whiskey Team



Steve Vanechanos
Executive Chairman of the Board



Brian Van Flandern
Board of Directors - Strategic Industry Relations



James Hyde
Vice Chairman of the Board



Ron Miller
Co-Vice Chairman



Glenn Pohs



Jim Salzano

Publicity Director



Steven Heller

Corporate Secretary



Jeff Griffith

Creative Director



Steven Relis

Chief Financial Officer

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
James R. Hyde	Co-Vice Chairman of the Board @ Senior Director of Intercontinental Exchange	2010
Ron Miller	CEO, President, & Co Vice Chairman @ Epec Holdings Inc.	2011
Steven Vanechanos	Executive Chairman @ Epec Holdings Inc	2009
Glenn Pohs	Director @ Managing Partner of Pohs Capital, LLC	2012
Brian Van Flandern	Director @ Author	2014

Officers

OFFICER	TITLE	JOINED
Ron Miller	CEO, President, Co-Vice Chairman	2011
Steven Vanechanos	Executive Chairman	2009
Steven Relis	CFO and Treasurer	2008
Steven W. Heller	Secretary	2008

Voting Power

No one has over 20% voting power.

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
10/2009	$417,500		Section 4(a)(2)
06/2012	$370,000		Section 4(a)(2)
03/2017	$356,275		Section 4(a)(2)
10/2009	$25,000		Section 4(a)(2)
02/2012	$600,000		Section 4(a)(2)
10/2017	$222,354		Regulation Crowdfunding
04/2018	$297,550		Regulation Crowdfunding
07/2018	$53,500		Regulation D, Rule 506(b)
11/2018	$182,600		Regulation Crowdfunding

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
10/20/2017	$222,354	3.0%	0.0%	$3,600,000	08/26/2018
04/30/2018	$297,550	3.0%	0.0%	$4,812,500	04/30/2019
07/31/2018	$53,500	3.0%	0.0%	$4,500,000	08/01/2020
11/30/2018	$182,600	3.0%	0.0%	$5,750,000	11/30/2018

Outstanding Debts

None.

Related Party Transactions

On August 12, 2015, one of the Company's directors, Glenn Pohs advanced $25,000 to pay for various activities of the Company. Such amounts are payable upon demand and accrue interest at 10% per annum. As of December 31, 2017 accrued and unpaid interest totaled $5,966.

As a result of the loan the Company agreed to extend the expiration date and reduce the strike price of approximately 700,000 warrants. The expiration date was extended to Dec 31, 2020 and the strike price was reduced to $.05 / share.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Shadow Common B	20,000,000	6,286,614	No
Preferred	5,000,000	0	No
Common A	200,000,000	106,389,725	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	699,500
Options:	0

Risks

The Company is a party in a dispute with a former Jersey Artisan vendor. A suit has been filed in a county court.

The Company is a party in a dispute with a former partner in Jersey Artisan. No suit has been filed.

The Company believes the claims are without merit, has retained counsel and is vigorously defending against the claims.

Steven W. Heller is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Brian Van Flandern is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Although our financial statements have been prepared on a going concern basis, we must raise additional capital to fund our operations in order to continue as a going concern. Artesian CPA, LLC, our independent registered public accounting firm for the fiscal year ended December 31, 2017, has included an explanatory paragraph in their opinion that accompanies our reviewed consolidated financial statements as of and for the year ended December 31, 2017 and 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. Our ability to remain in business is reliant on either generating sufficient cash flows, raising additional equity or debt capital, or likely a combination of the two. Even if targeted funds are raised, it is likely that we will need to raise additional funds in the near future and we cannot provide any assurance that we will be successful in doing so.

Although dependent on certain key personnel, we do not have any key man life insurance policies on such persons and does not intend to obtain such insurance in the near future. The Company is dependent upon our founders, executives, and key employees in order to conduct its operations and execute its business plan. In particular, we rely on the skills and expertise of our Master Distiller, Brant Braue, whom we believe is one of the most experienced distillers of sorghum molasses in the world, and his knowledge of our business and industry would be difficult to replace. If Mr. Braue, or one of our other founders, executive officers or significant employees terminates their relationship with the Company, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our business objectives. Further, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disabilities. Therefore, in the event of death or disability of key persons, the Company will not receive any compensation and the loss of their services will negatively affect the Company and its operation.

The offering materials may include forward looking statements but there can be no assurance that the results and events contemplated by forward-looking statements will, in fact, transpire. Forward-looking statements can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond the Company's control. Actual results could differ significantly from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in offering materials will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements. Investing in startups companies is highly speculative (risky). The following is not intended to be a comprehensive list nor a substitute for discussing the risks of specific investment opportunities with your professional advisors, including your legal, tax and financial advisors. We also encourage you to read the Securities and Exchange Commission's Investor Bulletin which provides important information to investors interested in investing in crowdfunding offerings SEC Investor Bulletin: Crowdfunding YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT WITHOUT A CHANGE IN YOUR LIFESTYLE.

The price of the securities and other terms of the offering have been arbitrarily determined by the Company. The offering price for the Securities has been determined solely and arbitrarily by the Company. No independent studies with respect to feasibility, management or marketing by a disinterested person have been considered in determining the Company's capital requirements or plans of operations. Therefore, there can be no assurance that the capital raised will be adequate for the execution of our business plan and the other objectives of the Company or that additional capital will not be required in the future. The price at which you purchase the Securities may not be indicative of the value of our Company. You may be unable to sell your Securities at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Without a public market, the value of the Company and the value of the Securities may fluctuate significantly in the future. The trading price, if any, of the securities upon conversion to equity that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you pay. Any of the risks described herein, or otherwise, could have a material adverse effect on our sales and profitability and the value of our common stock. In addition, economic conditions around the world and especially the United States as a whole, could have a negative impact on our results of operations. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period and we may not experience revenue growth or profitability on a quarterly or an annual basis.

Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio. Our business and prospects depend, in part, on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties' rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

Ron Miller is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

James R. Hyde is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Glenn Pohs is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Steven Relis is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We are offering Convertible Notes and not direct equity interests in the Company. The Convertible Notes will convert into equity securities in the event that the Company: 1) sells Equity to outside investors where we raise at least $1 Million; 2) we sell all the company's assets, merge with another company or are taken over by another company; 3) the Convertible Note's Maturity Date is realized; or 4) initial public offering. This means that investors will have to wait until a conversion event occurs to know what size stake they have in the company, or what its value might be as assessed by outside investors.

We depend on a third-party suppliers to maintain the quality and cost of our products, including Sorgho Whiskey®. Jersey Artisan Distillery (the "Distillery"), a subsidiary of Epec Holdings, is dependent on third-party suppliers for key ingredients such as Sorghum Syrup, packaging materials and production inputs, and its use of natural ingredients exposes it to weather and crop reliability. In addition, since the Distillery's production relies on the use of agricultural products, many outside factors, including weather conditions, farmers' rotation of crops, pests, government regulations and legislation affecting agriculture, could affect quality, price and supply. Our product is also exposed to the quality of the crops of agricultural products each year, and significant failure of a crop would adversely affect its costs. Further, if suppliers increase their prices, we may not have alternative sources of supply and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Any termination or an adverse change in the terms of these supplier relationships could have a negative impact on our business.

The Company is a holding company with limited operating history. We may never successfully execute our business plan and, as a result, you will lose your entire investment amount. Epec is a holding company whose subsidiaries are early stage companies with limited operating history. To date, our primary focus has been on strategic investments in the sorghum supply chain. We recently entered the market for alcohol beverages with a new product, Sorgho Whiskey®. In doing so, we may fail to successfully market and promote our business, develop our products or manage growth. Successfully marketing and promoting our product is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. Accordingly, you should consider the Company's prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Investors should carefully consider the risks and uncertainties that a new company with little or no operating history will face. In particular, potential investors should consider that there is a significant risk that we will not be able to: (i) implement or execute our current business plan, or our business plan is sound; (ii) maintain our anticipated management and advisory team; (iii) raise sufficient funds in the capital markets to effectuate our business plan; (iv) control the costs of growing the business; and/or (v) attract, enter into or maintain contracts with, vendors, suppliers, and distributors. If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in the Company.

The Company has limited operating history upon which you can base your investment decision. We are an early stage venture and therefore has a limited history of performance, financials and experience managing growth for you to base your investment decisions. Our ability to generate sufficient revenue will depend upon whether we can further develop and commercialize our current products and make the transition from a start-up to an operating company. The Company's assumptions and expectations regarding our ability to market our services and products, develop our technology and compete with large competitors may be incorrect and as such we may have difficulty growing the Company.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business. Many factors may prevent us from competing successfully. We compete on the basis of product taste, quality and composition, brand image, price, service, and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability. We will be competing with many large, entrenched producers who are resistant to change and new entrants into the market. Many of our competitors have established market acceptance and have far greater financial resources, experience, proven operating histories and larger staffs than we do. Our competitors may develop products that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. We expect to face strong competition from both well-established spirits companies and small, independent producers.

There is no public trading market for the Securities and none may develop. There is no public or private market for the Securities or for any other securities we may issue and there can be no assurance that any such market would ever develop. There is, therefore, no assurance that the Securities can be resold at all, or near the offering price. Each Purchaser will be required to represent that he or she is acquiring such Securities for investment and not with a view to distribution or resale, that he or she understands that the Securities are not freely transferable and, in any event, that he or she must bear the economic risk of an investment in the Securities for an indefinite period of time because the Securities have not been registered under the Act or applicable state securities laws. The Securities cannot be resold unless they are subsequently registered or an exemption from registration is available.

Our business is subject to many regulations and noncompliance is costly. The production, marketing and sale of alcoholic beverage products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, our operating partners may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Further, any legal or regulatory actions relating to the Company or its operating partners' current or past business operations, including employee actions, licensing, disclosure, sales practices, regulatory compliance and compensation agreements, tax liabilities, or governmental or administrative investigations and proceedings in the context of the Company's regulated sectors of activity, could materially adversely affect our results of operations and financial conditions. Any adverse publicity associated with any noncompliance may further damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Securities with superior rights may be offered in the future. In the future, it is likely that the Company will issue securities with rights superior to those associated with the securities purchased in the current round of funding. Those rights could include, but will not necessarily be limited to, the right to receive dividends, the right to participate in management, the right to receive preferential distributions on the sale of the Company, the right to be protected from dilution, and preemptive rights.

Nevada Market Development Tethered to Untested Device A substantial portion of present and future sales in the critically important Nevada market are tethered to a coffee dripping device being used as a James FC Hyde Sorgho Whiskey cocktail mixer capable of making a practical and consistent quality Old Fashioned (or other whiskey cocktails). We have limited experience with the device with but a single successful deployment with it. Should the device be unable to function as we anticipate, it will have an adverse effect on Southern Glazer's Wine and Spirits in Nevada.

The Company's obligations pursuant to future debt obligations could impair its liquidity and financial condition. The Company will require additional financings and may incur substantial debt in the future to fund all or part of its capital requirements. Any future debt obligations would impact our ability to satisfy our other obligations, execute our business plan, and raise additional working capital, if needed. As a result, we would be more vulnerable in the event of a downturn in our business prospects and have limited ability to react to changes in the Company's industry. Further, we could be forced, in the event we were to default under any such loan agreement subjecting our assets to foreclosure, to seek protection under bankruptcy laws, which could harm our future operations and overall financial condition.

Substantial disruption to production at our manufacturing and distribution facilities could occur. A disruption in production at the Distillery's manufacturing facility, or a disruption at the facilities of the Distillery's suppliers or distributors, some of whom may also be Affiliates to the Company, could adversely affect the Distillery's business, results of operations and financial condition. A disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect the Distillery's business, results of operations and financial condition.

The Distillery is subject to governmental regulations affecting distilleries and tasting rooms. Federal, state and local laws and regulations govern the production, distribution, and sale of spirits, including permitting, licensing, trade practices, labeling, advertising and marketing, distributor relationships, and various other matters. To operate its production facilities, the Distillery must obtain and maintain numerous permits, licenses and approvals from various governmental agencies, including the Alcohol and Tobacco Tax and Trade Bureau, the Food and Drug Administration, state alcohol regulatory agencies and state and federal environmental agencies. A variety of federal, state and local governmental authorities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. The Distillery's tasting room is subject to alcohol beverage control regulations that require the Distillery to maintain a license that may be revoked or suspended for cause at any time. These alcohol beverage control regulations relate to numerous aspects of daily operations of Distillery's tasting room, including minimum age of patrons and employees, hours of operation, advertising, trade practices, inventory control and handling, storage and dispensing of alcohol beverages. Noncompliance with such laws and regulations may result in revocation of the applicable license or permit (thereby restricting the Distillery's ability to conduct business), assessment of additional taxes, interest and penalties, or the imposition of significant fines.

We have a name and logo that are not well known. Our distributor's ability to sell our brand depends on the ready acceptance by the consuming public of a trade/brand name and logo of a new spirit category–Sorgho Whiskey®. Further, any products or brands we may develop in the future are unlikely to have established extensive recognition. Competitors have developed well-known trade/brand names and logos that have, and may continue to have, superior recognition in the relevant marketplace. There can be no assurance that our product will be well received by the consuming public and relevant markets.

We depend on our independent wholesale distributors to distribute our products. The failure or inability of any of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations. We are required by law to use state-licensed distributors or, in certain states known as "control states," state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in Florida, New York, New Jersey, Kansas, Massachusetts, California, Texas, Illinois, Nevada and Wyoming. If we fail to develop and maintain good relations with distributors, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors' ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

Negative events in the crowdfunding industry may subject the Company to reputational harm, or increased regulatory oversight, increasing the risk of financial liability and additional compliance requirements resulting from adverse regulatory actions. Any highly-publicized events or regulatory inquiries concerning potential fraudulent offerings or other schemes designed to harm investors through crowdfunding can be expected to result in negative publicity for crowdfunded companies, increased scrutiny and oversight of companies that avail themselves of the crowdfunding exemption, as well as potential new rules and regulations. This may make it more difficult to succeed with the Company's business plan or attract new investors and may result in an increase in operational and compliance costs or otherwise limit the Company's ability to engage in certain activities. We may also be adversely affected as a result of new or revised legislation or regulations imposed by the Securities and Exchange Commission, other U.S. governmental regulatory authorities, the Financial Industry Regulatory Authority or other self-regulatory organizations that supervise the financial markets in general. This could impact our ability to conduct its business with third parties, obtain future financing and could decrease the pool of potential investors seeking to participate in any future crowdfunding offerings.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

The Securities are being offered pursuant to certain exemptions from registration for crowdfunding transactions and if any of the requirements for the exemption are violated, the Company and the investors may become subject to liability under the Securities Act of 1933, as amended, and other federal and state securities laws. The Securities are being offered pursuant to an exemption from registration, which is available for crowdfunded offerings. Specifically, issuers may only sell up to approximately $1 million worth of securities within a twelve-month period. Investors in a crowdfunding offering may invest no more than their individually permitted amount within a twelve-month period. In order to avail itself of the exemption from registration, the Company must also sell the Securities through a qualified broker or funding portal. If any of the conditions for the exemption are violated, the Investors and Company may have exposure to liability under federal and state securities laws.

There is uncertainty about the Jumpstart Our Business Startups Act of 2012, including Regulation Crowdfunding, and its interpretation and implementations remain to be tested. We are relying on a newly created financing program (equity crowdfunding). The application of the crowdfunding exemptions and its implementation and interpretation remains to be fully tested. As a result, potential investors will not have the benefit of relying on precedent in making their investment decision and will face some uncertainty about the validity of their investment. In the event the Securities and Exchange Commission determines that we incorrectly interpreted the crowdfunding exemption in this crowdfunded offering, we may be required to offer rescission rights for these securities and this crowdfunded offering and our financial condition may be in jeopardy.

Investors will not be entitled to any inspection rights or information other than those required by Regulation Crowdfunding. You will not have the right to inspect the books and records of the Company or receive financial or other information beyond what is required by Regulation Crowdfunding as convertible note holders are not considered shareholders. Other equity holders may have such rights. Regulation Crowdfunding requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put convertible note holders at a disadvantage compared to other security holders.

Investors in the Convertible Notes will have no voting rights, even upon conversion of the Securities into CF Shadow Series Securities. Investors will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Series Securities. Upon such conversion, CF Shadow Series Security holders will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Series Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. Thus, Investors will never be able to freely vote upon any director or other matters of the Company. Only those willing to entrust all decisions to others should invest.

The Distillery's licenses are subject to revocation. The Distillery, and its products, are regulated and licensed at the federal and state levels. Revocation of federal licensing would force the Distillery to cease its current operations. Revocation of licensing by a state could force the Distillery to cease sales and marketing in that state. We are at risk because we do not have a diversified merchandise mix. The great majority of our assets will be committed to developing and marketing a single product in a single industry under a single brand – James FC Hyde® Sorgho Whiskey®. Accordingly, because we have few other assets or products that could spread the risk of investment, our profitability will depend on the success of our sales of products under our brand name. We may, at any time, elect to discontinue use of the Sorgho Whiskey® brand name or change our products, services, or concepts.

The Company's securities will not be transferable for a period of one year, other than in limited circumstances. The Company's securities are subject to restrictions on transfer. You will not be able to transfer the Company's securities for a period of one year from the date of purchase, subject to limited exceptions including transfers to the Company, to an accredited investor, to a member of your family or in connection with death or divorce or other similar circumstances, in the discretion of the Commission or in an offering registered with the Securities and Exchange Commission. Thus, you should be prepared to hold any securities you purchase in this offering subject to these restrictions.

Demand for our product may be adversely affected by many factors, including changes in consumer preferences and trends. Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers' willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products, branding, and product innovations.

If retailers and consumers are not willing to accept our product and pricing, we will be unable to grow our business. Our business depends largely upon the acceptance of our product by potential distributors, retailers and consumers. If we are unable to successfully market our product to these groups, we will be unable to grow our business and may face bankruptcy. A significant or sustained decline in volume or selling price of rum, whiskey and bourbon brands would likely have a negative effect on our growth and our stock price. Should we not be successful in our efforts to maintain and increase the relevance and acceptance of our brand in the minds of today's and tomorrow's consumer, our business and operating results could suffer.

We have not prepared any audited financial statements of the Company. Regulation Crowdfunding does not require us to provide audited financials in this offering. Therefore, you have no audited financial information regarding the Company's capitalization or assets or liabilities on which to make your investment decision. If you feel the information provided is insufficient, you should not invest in the Company.

The proceeds of the Offering may be insufficient. The Company believes that the maximum offering amount of $255,000 will be sufficient to fund the Company's operations and further development and investment in the sorghum supply chain and production cycle. However, if management's assumptions are incorrect, or if budgeted amounts are inadequate due to cost overruns, increased operating costs, or unexpected developments, the proceeds of the Offering may be insufficient for such purpose. In such event, we would likely require additional capital investment or debt financing to fund the above-referenced needs, and there can be no certainty that we would then be able to obtain funding on favorable terms or at all. If additional capital is needed and either unavailable or cost prohibitive, our operations and growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion or reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital our existing shareholders may experience dilution and the new securities may have rights, preferences and privileges senior to those of our common stock.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the shareholder's agreement and/or bylaws for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders may have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. Further, we do not guarantee that the Convertible Note will be converted into equity securities in the future. The value of the convertible promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

Company

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.)

- Florida Corporation
- Organized October 2008
- 1 employees

1776 Pine Island Road, Suite 316
Plantation FL 33322

http://jamesfchyde.com

Business Description

Refer to the Epec - James F.C. Hyde Sorgho Whiskey profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Epec - James F.C. Hyde Sorgho Whiskey is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

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SUBMIT COMMENT


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.

James F. C. Hyde Sorgho™ Whiskey
The most unique and innovative American Whiskey since the Civil War

IMAGINE there was an extraordinary crop that yielded grain, like corn or rye, but contained an abundance of natural sugars too. Next, imagine that sugar was one of the world's rarest natural sugars, one with exceptional flavor. Then, imagine that rare sugar could be harvested, fermented and distilled into a gluten free distillate of unparalleled quality. Finally, imagine that this distillate was then aged like a fine bourbon or rye, in new, charred American oak barrels.

Well, imagine no more! There is such an extraordinary crop. Sorghum! Sorghum bicolor produces both grain and one of nature's finest sugars. The US Department of Agriculture classifies sorghum as a grain with American farmers harvesting over 500 million bushels in 2015. But we chose to extract this grains delicate sugars and use it to make the most unique and innovative American Whiskey since the Civil War...James F. C. Hyde™ Sorgho™ Whiskey. Owing to abolitionists and free state farmers and their import of sorghum seed from China in the 1850s as well as the work of sweet sorghum (Sorgho) pioneer James F. C. Hyde; our Sorgho Whiskey embodies the extraordinary nature of sorghum and over a century and a half of American history. You'll notice the second you crack open a bottle.


JAMES F. C. HYDE
1857
ORIGINAL
SORGHO
WHISKEY
DISTILLED FROM 100% SWEET SORGHUM

SORGHO™ WHISKEY

Fermenting and distilling one of nature's finest sugars, and then aging it like a fine bourbon or rye, in new, small, charred American oak barrels at proof strength of no more than 125, results in an extraordinary set of flavor and aroma notes in a gluten free whiskey. World renowned mixologist and spirits authority Brian Van Flandern noted, "Sorgho Whiskey is an exceptional whiskey of remarkable character with subtle aromas of fresh vanilla bean, toffee and toasted caraway seeds. The nose belies a deceptively dry finish of butterscotch, dates, peaches and a touch of maple syrup. This stunning whiskey is not as sweet as traditional Bourbons, yet not as yeasty as a classic Rye whiskey. Instead, it infuses the best of both worlds resulting in a spirit of remarkable complexity, rich character and a lovely lingering finish. Enjoy neat, with a single cube of ice or as a full flavored gluten free alternative to your favorite American Whiskey based cocktail recipes."

JamesFCHyde.com

A Whiskey Like No Other.